UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2019

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 290, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DAVE	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.Completion of Acquisition or Disposition of Assets.

On April 29, 2019, Famous Dave’s Ribs, Inc. (“Ribs”), a wholly-owned subsidiary of Famous Dave’s of America, Inc. (the “Company”) completed the acquisition of three Famous Dave’s restaurants in Michigan and Ohio (the “Big Ten Ribs Purchased Restaurants”). The seller of the Big Ten Ribs Purchased Restaurants was Big Ten Ribs, Inc. which was a franchisee of the Company.  Pursuant to the asset purchase agreement by and between Ribs and Big Ten Ribs, Inc., signed March 12, 2019, the contract purchase price for the Big Ten Ribs Purchased Restaurants was approximately $69,000, exclusive of closing costs, plus an amount equal to the book value of the restaurant inventory, plus the assumption of the gift card liability associated with the Big Ten Ribs Purchased Restaurants.

Also on April 29, 2019, Ribs completed the acquisition of one Famous Dave’s restaurant in Grandville, Michigan (the “Grandville Restaurant”).  The seller of the Grandville Restaurant was Team R n’ B Wisconsin, LLC, which is a franchisee of the Company.  Pursuant to the asset purchase agreement by and between Ribs and Team R n’ B Wisconsin, LLC, signed March 12, 2019, the contract purchase price of the Grandville Restaurant, and two other yet-to-be acquired restaurants was approximately $69,000, exclusive of closing costs, plus an amount equal to the book value of the restaurant inventory, plus the assumption of the gift card liability associated with the Grandville Restaurant and the yet-to-be acquired restaurants.

The Company funded the purchase price with cash on hand.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: May 3, 2019	By:	/s/ Paul M. Malazita
Name: Paul M. Malazita
Title: Chief Financial Officer and Secretary